EXHBIT 10.41

                AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

         AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT, dated as of November 29, 2005 (this " to that certain Note and Warrant Purchase Agreement, dated as of March 31, 2004 (the " Purchase Agreement") as amended by the amendments and waivers hereinafter referred to, by and among Advanced Aesthetics, Inc., a Delaware corporation (the "Parent") and each of Anushka PBG Acquisition Sub, LLC, a Delaware limited liability company ( PBG") Anushka Boca Acquisition Sub, LLC, a Delaware limited liability company ( Boca") Wild Hare Acquisition Sub, LLC, a Delaware limited liability company ( Hare Acquisition") DiSchino Corporation, a Florida corporation ("DiSchino"), and Advanced K, LLC, a Delaware limited liability company ( K, LLC each of Advanced K, LLC, Anushka PBG, Anushka Boca, Wild Hare Acquisition and DiSchino being herein called a " the Co-Borrowers and the Parent being herein collectively called the "Obligors"), Technology Investment Capital Corp., a Maryland corporation, as Collateral Agent and Purchaser (for the purposes of this Amendment, the "Purchaser").

                                    RECITALS

         A. Pursuant to the Original Purchase Agreement, the Purchaser agreed to purchase, subject to the satisfaction of certain conditions, senior secured promissory notes due 2009 of the Co-Borrowers (the "Note' in a maximum aggregate principal amount of $10,000,000.

         B. Pursuant to amendments dated May 30, 2004, June 29, 2004, September 30, 2004, March 15, 2005 and July 11, 2005, a Limited Waiver and Amendment dated February 23, 2005, a Waiver and Amendment dated as of August 30, 2005 and a Limited Waiver and Amendment dated as of October 26, 2005 (collectively, the " certain amendments were made to the Original Purchase Agreement and certain obligations under the Original Purchase Agreement were waived by the Purchaser. (The Original Purchase Agreement as amended by the Amendments is hereinafter referred to as the " Purchase Agreement" Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Existing Purchase Agreement.

         C. The Obligors have requested, and the Purchaser has agreed, to make certain amendments to the Existing Purchase Agreement, subject to payment by the Co-Borrowers to the Purchaser of a fully earned and non-refundable amendment fee in the amount of $100,000.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Section 7.1 Section 7.1 of the Existing Purchase Agreement is hereby deleted in its entirety and there is hereby inserted in lieu thereof the following new Section 7.1:

                  7.1 Minimum Consolidated EBITDA. The Co-Borrowers shall not, at the end of any fiscal quarter, permit Consolidated EBITDA for the four fiscal quarters ended on such date to be less than the amount set forth below for such period:

Four Fiscal Quarters Ended       Minimum Consolidated EBITDA

December 31, 2006                $6,000,000

March 31, 2007 and each fiscal   $6,500,000
quarter thereafter



         2. Amendment to Section 7.2 Section 7.2 of the Existing Purchase Agreement is hereby deleted in its entirety and there is hereby inserted in lieu thereof the following new Section 7.2:

                  7.2 Consolidated Total Debt to Consolidated EBITDA. For each fiscal quarter, commencing June 30, 2006, the Co-Borrowers shall not permit the ratio of Consolidated Total Debt to Consolidated EBITDA as of the end of any fiscal quarter set forth below to be greater than the ratio set forth below:

Four Fiscal Quarters Ended              Consolidated Total Debt to
                                        Consolidated EBITDA Ratio

December 3l,2006                        2.25 to 1.00

March 31, 2007 and each fiscal          2.00 to 1.00
quarter thereafter



         3. Amendment to Section 7.3 Section 7.3 of the Existing Purchase Agreement is hereby deleted in its entirety and there is hereby inserted in lieu thereof the following new Section 7.3:

                  7.3 Consolidated Senior Debt Ratio. The Co-Borrowers shall not permit the Consolidated Senior Debt ratio as of the end of any fiscal quarter set forth below to be greater than the ratio set forth below:

Fiscal Quarter Ended                   Minimum Consolidated Senior Debt Ratio

December 31, 2006 and each fiscal      2.00 to 1.00
quarter thereafter


         4. Amendment to Section 7.4 Section 7.4 of the Existing Purchase Agreement is hereby deleted in its entirety and there is hereby inserted in lieu thereof the following new Section 7.4:

         7.4 Minimum Unit EBITDA. The Co-Borrowers shall not, at the end of any fiscal quarter, permit Unit EBITDAR for any fiscal quarter to be less than the amount set forth below for such fiscal quarter:

Fiscal Quarter Ended                                       Minimum Unit EBITDAR

December 31, 2005                                          $1,860,000

March 31, 2006                                             $2,340,000

June 30, 2006                                              $2,630,000

September 30, 2006                                         $2,890,000

December 31, 2006 and each fiscal quarter thereafter       $2,500,000

         5. Amendment to Section 7.5 Section 7.5 of the Existing Purchase Agreement is hereby deleted in its entirety and there is hereby inserted in lieu thereof the following new Section 7.5:

                  7.5 Minimum Unit Fixed Charge Ratio. The Co-Borrowers shall not permit the Unit Fixed Charge Ratio for any fiscal quarter to be less than the amount set forth below for such fiscal quarter:

Fiscal Quarter Ended                    Minimum Unit Fixed Charge Coverage Ratio

December 31, 2005                       120 to 1.00

March3l, 2006                           1.60 to 1.00

June 30, 2006                           1.80 to 1.00

September 30, 2006                      1.90 to 1.00

December 31,2006 and each               2.50 to 1.00
fiscal quarter thereafter

         6. Addition of Section 7.6 There is hereby inserted in the Existing Purchase Agreement a new Section 7.6 immediately following Section 7.5 thereof, as follows:

                  7.6 Minimum Unrestricted Cash Balance. Commencing on the date (if any) on which the Subscription Payments (as such term is defined in the North Sound Escrow Agreement referred to below) shall have been released and the closing of the Proposed Financing (as therein defined) shall have occurred, the Co-Borrowers shall not permit the Unrestricted Cash Balance at any time during any of the fiscal quarters set forth below to be less than the amount set forth opposite such fiscal quarter:

Fiscal Quarter Ended                 Minimum Unrestricted Cash Balance

December 31, 2005                    $9,500,800

March 31, 2006                       $3,500,000

June 30, 2006                        $2,000,000

September 30, 2006                   $2,000,000

For the purposes of this Section 7.6, the following terms shall have the respective meanings set forth below:

                           "North  Sound  Escrow  Agreement"  means that certain
                  Escrow Agreement dated as of September 13, 2005 among Wiggin and Dana LLP, as escrow agent, North Sound Capital LLC and the Parent, as from time to time amended, modified or supplemented.

                           "Unrestricted  Cash Balance"  means, at any time, the
                  aggregate amount of Cash and Cash Equivalents of the Parent and its Subsidiaries at such time, excluding any such Cash or Cash Equivalents that are (i) held in the Escrow Account, (ii) subject to any Lien (other than a Lien created pursuant to the Transactions Documents), or (iii) the disposition or use of which by the Parent or its Subsidiaries is limited or restricted in any way pursuant to any escrow agreement or other agreement or instrument (other than any of the Transaction Documents other than the Escrow Account Control Agreement) to which the Parent or any of its Subsidiaries is a party.

         7. Representations and Warranties of the Obligors. Each of the Obligors represents and warrants to the Purchaser that:

         (a) After giving effect to this Amendment, the representations and warranties contained in Section 3 of the Existing Purchase Agreement are true in all material respects on and as of the date hereof to the same extent as if made on and as of the date hereof except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true in all material respects as of such earlier date.

         (b) The execution, delivery and performance by each of the Obligors of this Amendment are within their respective corporate powers and have been duly authorized by all necessary corporate action on the part of the board of directors and stockholders of each respective Obligor. This Amendment has been duly executed and delivered by each of the Obligors and is the legal, valid and binding obligation of each Obligor, enforceable against that Obligor, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by general principles of equity.

         (c) Neither the execution and delivery by each of the Obligors of this Amendment, nor the fulfillment of or compliance with the terms and provisions hereof, will conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any properties or assets of any Obligor pursuant to, the Organizational Documents of such Obligor or any contract, agreement, mortgage, indenture, lease or instrument to which such Obligor is a party or by which it is bound or to which any of its assets are subject, or any statute, ordinance, law, rule, regulation, order, writ, judgment, injunction, decree or award to which such Obligor or any of its assets are subject.

         (d) No consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or any nongovernmental Person, including, without limitation, any creditor or stockholder of any Obligor, is required in connection with the execution or delivery by such Obligor of this Amendment or the performance by such Obligor of its obligations hereunder, or as a condition to the legality, validity or enforceability of this Amendment or any provision hereof.

         8. Further Amendments to Financial Covenants The parties hereto shall use commercially reasonable efforts, after the delivery to the Purchaser of the financial projections referred to below and prior to September 30, 2006, to amend, in a manner reasonably satisfactory to the parties hereto, the financial covenants set forth in Sections 7.1 through 7.6, inclusive, of the Existing Purchase Agreement as amended by this Amendment (with respect to the requirements thereof that are or shall be applicable with respect to dates later than September 30, 2006 and periods ending after such date), based on financial projections for the applicable periods which shall be prepared by management of the Obligors, approved by the Board of Directors of the Parent, and delivered to the Purchaser not later than June 30, 2006; provided that (i) such covenants as so amended shall be based upon an assumed realization of 80% of the Consolidated EBITDA forecasted in such projections if such realization would permit the Obligors to satisfy in a timely manner all of their payment obligations under the Transaction Documents and all other payment obligations of the Obligors becoming due during the applicable periods; (ii) such amendment shall become effective only upon the execution by the parties hereto of definitive documentation setting forth such amendments, which documentation shall be reasonably satisfactory in form and substance to the Purchaser; and (iii) until the execution and delivery by all parties hereto of such definitive documentation, the provisions of Sections 7.1 through 7.6, inclusive, of the Existing Purchase Agreement as hereby amended shall continue in effect without change.

         9. Effectiveness of Amendment Payment of Fees and Expenses On the date hereof, the Obligors shall pay to the Purchaser, by wire transfer or other immediately available funds, a fully earned and non-refundable amendment fee in the amount of $100,000. This Amendment shall become effective as of the date hereof upon the due execution hereof by all parties hereto and receipt by the Purchaser of such amendment fee. In addition, the Obligors shall pay, or reimburse the Purchaser for, all costs and expenses of the Purchaser incurred in connection with the negotiation, preparation and execution of this Amendment, including without limitation the fees and cash disbursements of Purchaser's special counsel, Nixon Peabody LLP.

         10. Effect of Amendment It is hereby agreed that, except as specifically provided herein, this Amendment does not in any way affect or impair the terms, conditions and other provisions of the Existing Purchase Agreement or any of the other Transaction Documents, or the obligations of the Obligors thereunder, and all terms, conditions and other provisions of the Existing Purchase Agreement and the Transaction Documents shall remain in full force and effect except to the extent specifically amended, modified or waived pursuant to the provisions of this Amendment.

         11. Counterparts This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement. Delivery of manually executed counterparts of this Amendment shall immediately follow delivery by telecopy or other electronic means, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability, or binding effect hereof

         12. Governing Law THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         13. Headings Section headings are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.

ADVANCED AESTHETICS, INC.

By: /s/ S. J. Riley
   ----------------------------
   Name:  S. J. Riley
   Title: EVP & CFO

ANUSHKA PBG ACQUISITION SUB, LLC

By: /s/ S. J. Riley
   ----------------------------
   Name:  S. J. Riley
   Title: EVP & CFO

ANUSHKA BOCA ACQUISITION SUB, LLC

By: /s/ S. J. Riley
   ----------------------------
   Name:  S. J. Riley
   Title: EVP & CFO

WILD HARE ACQUISITION SUB, LLC

By: /s/ S. J. Riley
   ----------------------------
   Name:  S. J. Riley
   Title: EVP & CFO

DISCHINO CORPORATION

By: /s/ S. J. Riley
   ----------------------------
   Name:  S. J. Riley
   Title: EVP & CFO

ADVANCED K, LLC

By: /s/ S. J. Riley
   ----------------------------
   Name:  S. J. Riley
   Title: EVP & CFO

TECHNOLOGY INVESTMENT CAPITAL
CORP., as Collateral Agent and Purchaser

     /s/ Saul B. Rosenthal
By:_____________________________________
   Name:  Saul B. Rosenthal
   Title: President